United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2016

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On December 14, 2016, IsoRay, Inc. (“IsoRay” or the “Company”) held its Fiscal 2017 Annual Meeting of Shareholders, where three proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on November 4, 2016. Of the 55,076,484 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 40,495,156 common and preferred shares (or 73.53%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The shareholders elected four directors to the board of directors to serve until the fiscal 2018 annual meeting of shareholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Thomas C. LaVoy	8,491,546	1,483,524	30,520,086

Philip J. Vitale, M.D	8,460,088	1,514,982	30,520,086

Michael W. McCormick	8,405,102	1,569,968	30,520,086

Alan Hoffmann	8,440,129	1,534,941	30,520,086

Proposal 2. The shareholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2017. The votes on this proposal were:

For	Against	Abstain
34,763,403	4,792,693	939,060

Proposal 3. The shareholders approved, on an advisory basis, the compensation of IsoRay’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
7,055,009	2,401,194	518,867	30,520,086

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 20, 2016

IsoRay, Inc., a Minnesota corporation

By:	/s/ Brien Ragle
Brien Ragle, CFO